Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534
Amanda_Butler@lincolnelectric.com

Lincoln Electric Reports 1Q EPS of $0.80, $0.92 as adjusted;
1Q Sales of $718.6 million

First Quarter 2013 Highlights
▪ Sales were $718.6 million in the First Quarter 2013

▪     Operating income was $88.6 million, or 12.3% of sales, in the First Quarter 2013, a 3.3% decrease from the First Quarter 2012; Adjusted operating income increased 8.4% to $99.3 million, or 13.8% of sales, from the First Quarter 2012

▪ Operating income includes charges of $10.7 million, including a $0.12 per diluted share charge for the Venezuelan currency devaluation

▪     Net income increased 4.0% to $66.8 million, or $0.80 per diluted share, from $64.2 million, or $0.76 per diluted share, in the First Quarter 2012; Adjusted net income increased 20.1% to $77.1 million, or $0.92 per diluted share

CLEVELAND, Ohio, U.S.A., April 23, 2013 -- Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported first quarter 2013 net income of $66.8 million, or $0.80 per diluted share.  Adjusted net income was $77.1 million, or $0.92 per diluted share, compared to adjusted net income of $64.2 million, or $0.76 per diluted share, in the comparable 2012 period.

Sales were $718.6 million in the first quarter 2013 versus $727.1 million in the comparable 2012 period, a decrease of 1.2%.  Operating income for the first quarter decreased $3.0 million to $88.6 million, or 12.3% of sales, from $91.7 million, or 12.6% of sales, in the comparable 2012 period.  Special items that impacted operating income in the first quarter 2013 include pre-tax rationalization charges of $1.1 million, and pre-tax charges of $1.6 million and $8.1 million to Costs of goods sold and Selling, general and administrative expenses, respectively, related to the devaluation of the Venezuelan currency.

Net income for the three months ended March 31, 2013 was $66.8 million, or $0.80 per diluted share, compared with net income of $64.2 million, or $0.76 per diluted share, in 2012.  Adjusted net income was $77.1 million, or $0.92 per diluted share, compared to adjusted net income of $64.2 million, or $0.76 per diluted share, in 2012.  The effective tax rate for the three months ended March 31, 2013 was 26.3% compared with 31.0% in 2012.  The lower effective tax rate is due to the effect of the renewed U.S. research and development credit and decreases in the valuation allowance.

"We are pleased to report excellent first quarter results that illustrate continued strength in our profitability measures despite softer market conditions,” said John M. Stropki, Executive Chairman. “Our strong operating performance is a result of our globally focused efforts on operational improvement, including optimizing product and customer mix.

“In the near term we remain cautious due to the softer macroeconomic environment. However, we continue to be very well positioned to capitalize when global market growth resumes."

Christopher L. Mapes, President and Chief Executive Officer added, “Despite the uncertain economic environment, we are committed to continuing to enhance shareholder returns as we work towards the goals set in our ‘2020 Vision’. Our solid balance sheet provides the flexibility required to execute our long-term strategic objectives and allows us to remain focused on global growth strategies, including attractive acquisitions to shape our product portfolio and global reach.”

- more -

Lincoln Electric Reports First Quarter 2013 Financial Results

The Company’s Board of Directors declared a quarterly cash dividend of $0.20 per share, which was paid on April 15, 2013 to holders of record on March 28, 2013. The Company made voluntary contributions of $50.0 million to the Company's U.S pension plans and returned $12.8 million to shareholders through the repurchase of 228,822 of the Company’s common shares for treasury.

Webcast Information

A conference call to discuss first quarter 2013 financial results will be webcast live today, Tuesday, April 23, 2013, at 11:00 a.m., Eastern Time.  This webcast is accessible at http://www.lincolnelectric.com/InvestorWebcasts. Listeners should go to the web site prior to the call to register and download and install any necessary audio software. A replay of the webcast will be available on the Company's web site.

Investors who are unable to access the webcast may listen to the conference call live by telephone by dialing (877) 407-9205 (domestic) or (201) 689-8054 (international). A telephonic replay will be available starting at 1:00 p.m. Eastern Time today and will end on Tuesday, April 30, 2013 at 11:59 p.m. Eastern Time. To listen to the replay, please dial (877) 660-6853 (domestic) or (201) 612-7415 (international) and use confirmation code 411951.

Financial results for the first quarter 2013 can also be obtained at http://www.lincolnelectric.com/InvestorNews.

About Lincoln Electric

Lincoln Electric is the world leader in the design, development and manufacture of arc welding products, robotic arc welding systems, plasma and oxy-fuel cutting equipment and has a leading global position in the brazing and soldering alloys market.  Headquartered in Cleveland, Ohio, Lincoln has 45 manufacturing locations, including operations and joint ventures in 19 countries and a worldwide network of distributors and sales offices covering more than 160 countries.  For more information about Lincoln Electric and its products and services, visit the Company’s website at http://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, adjusted net income and adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.  Please refer to the attached schedule for a reconciliation of non-GAAP financial measures to the related GAAP financial measures.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic and market conditions; the effectiveness of operating initiatives; currency exchange and interest rates; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; and the possible effects of events beyond our control, such as political unrest, acts of terror and natural disasters, on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)
Consolidated Statements of Income

	Three months ended March 31,				Fav (Unfav) to Prior Year
	2013	% of Sales	2012	% of Sales	$	%
Net sales	$718,573	100.0%	$727,122	100.0%	$(8,549)	(1.2%)
Cost of goods sold	492,001	68.5%	511,857	70.4%	19,856	3.9%
Gross profit	226,572	31.5%	215,265	29.6%	11,307	5.3%
Selling, general & administrative expenses	136,891	19.1%	123,615	17.0%	(13,276)	(10.7%)
Rationalization and asset impairment charges (gains)	1,051	0.1%	—	—	(1,051)	(100.0%)
Operating income	88,630	12.3%	91,650	12.6%	(3,020)	(3.3%)
Interest income	1,026	0.1%	883	0.1%	143	16.2%
Equity earnings in affiliates	1,259	0.2%	692	0.1%	567	81.9%
Other income	714	0.1%	866	0.1%	(152)	(17.6%)
Interest expense	(950)	(0.1%)	(1,172)	(0.2%)	222	18.9%
Income before income taxes	90,679	12.6%	92,919	12.8%	(2,240)	(2.4%)
Income taxes	23,836	3.3%	28,770	4.0%	4,934	17.1%
Effective tax rate	26.3%		31.0%		4.7%
Net income including non-controlling interests	66,843	9.3%	64,149	8.8%	2,694	4.2%
Non-controlling interests in subsidiaries’ earnings (loss)	37	—	(94)	—	131	139.4%
Net income	$66,806	9.3%	$64,243	8.8%	$2,563	4.0%

Basic earnings per share	$0.81		$0.77		$0.04	5.2%
Diluted earnings per share	$0.80		$0.76		$0.04	5.3%
Weighted average shares (basic)	82,719		83,452
Weighted average shares (diluted)	83,786		84,608

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Non-GAAP Financial Measures

	Three months ended March 31,
	2013	2012
Operating income as reported	$88,630	$91,650
Special items (pre-tax):
Rationalization charges (gains) (1)	1,051	—
Venezuelan currency devaluation (2)	9,660	—
Adjusted operating income (3)	$99,341	$91,650

Net income as reported	$66,806	$64,243
Special items (after-tax):
Rationalization charges (gains) (1)	673	—
Venezuelan currency devaluation (2)	9,660	—
Adjusted net income (3)	$77,139	$64,243

Diluted earnings per share as reported	$0.80	$0.76
Special items	0.12	—
Adjusted diluted earnings per share (3)	$0.92	$0.76

Weighted average shares (diluted)	83,786	84,608

(1)
The three months ended March 31, 2013 include net charges associated with severance and other costs from the consolidation of manufacturing operations initiated in 2012 partially offset by gains related to the sale of assets at rationalized operations.

(2)	Represents the impact of the devaluation of the Venezuelan currency.

(3)
Adjusted operating income, Adjusted net income and Adjusted diluted earnings per share are non-GAAP financial measures that management believes are important to investors to evaluate and compare the Company’s financial performance from period to period.  Management uses this information in assessing and evaluating the Company’s underlying operating performance.  Non-GAAP financial measures should be read in conjunction with the GAAP financial measures, as non-GAAP measures are a supplement to, and not a replacement for, GAAP financial measures.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands)
(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	March 31, 2013	December 31, 2012
Cash and cash equivalents	$248,455	$286,464
Total current assets	1,164,660	1,132,816
Property, plant and equipment, net	481,074	486,236
Total assets	2,103,527	2,089,863
Total current liabilities	458,981	440,267
Short-term debt (1)	17,035	18,676
Long-term debt	1,448	1,599
Total equity	1,403,545	1,358,321

Net Operating Working Capital	March 31, 2013	December 31, 2012
Accounts receivable	$423,767	$360,662
Inventory	377,260	364,890
Trade accounts payable	216,256	209,647
Net operating working capital	$584,771	$515,905

Net operating working capital to net sales (2)	20.3%	18.8%

Invested Capital	March 31, 2013	December 31, 2012
Short-term debt (1)	$17,035	$18,676
Long-term debt	1,448	1,599
Total debt	18,483	20,275
Total equity	1,403,545	1,358,321
Invested capital	$1,422,028	$1,378,596

Total debt / invested capital	1.3%	1.5%
Return on invested capital (3)	18.3%	18.7%

(1)	Includes current portion of long-term debt.

(2)	Net operating working capital to net sales is defined as net operating working capital divided by annualized rolling three months of sales.

(3)	Return on invested capital is defined as rolling 12 months of earnings excluding tax-effected interest divided by invested capital.

Lincoln Electric Holdings, Inc.
Financial Highlights
(In thousands, except per share amounts)
(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three months ended March 31,
	2013	2012
OPERATING ACTIVITIES:
Net income	$66,806	$64,243
Non-controlling interests in subsidiaries’ earnings (loss)	37	(94)
Net income including non-controlling interests	66,843	64,149
Adjustments to reconcile Net income including non-controlling interests to Net cash (used) provided by operating activities:
Rationalization and asset impairment charges	114	—
Depreciation and amortization	17,397	15,579
Equity (earnings) loss in affiliates, net	(436)	443
Other non-cash items, net	22,302	15,359
Changes in operating assets and liabilities, net of effects from acquisitions:
Increase in accounts receivable	(66,585)	(29,752)
Increase in inventories	(16,334)	(14,462)
Increase in trade accounts payable	8,268	23,341
Net change in other current assets and liabilities	4,182	19,075
Decrease in accrued pensions	(55,663)	(18,970)
Net change in other long-term assets and liabilities	(236)	4,402
NET CASH (USED) PROVIDED BY OPERATING ACTIVITIES	(20,148)	79,164

INVESTING ACTIVITIES:
Capital expenditures	(15,138)	(12,567)
Acquisition of businesses, net of cash acquired	(549)	(21,896)
Proceeds from sale of property, plant and equipment	105	210
NET CASH USED BY INVESTING ACTIVITIES	(15,582)	(34,253)

FINANCING ACTIVITIES:
Net change in borrowings	(1,492)	(83,998)
Proceeds from exercise of stock options	9,658	7,440
Excess tax benefits from stock based compensation	3,989	2,983
Purchase of shares for treasury	(12,780)	(20,098)
Cash dividends paid to shareholders	—	(14,186)
NET CASH USED BY FINANCING ACTIVITIES	(625)	(107,859)

Effect of exchange rate changes on Cash and cash equivalents	(1,654)	2,685
DECREASE IN CASH AND CASH EQUIVALENTS	(38,009)	(60,263)
Cash and cash equivalents at beginning of period	286,464	361,101
Cash and cash equivalents at end of period	$248,455	$300,838

Cash dividends paid per share	$—	$0.17

Lincoln Electric Holdings, Inc.
Segment Highlights
(In thousands)
(Unaudited)

	North America Welding	Europe Welding	Asia Pacific Welding	South America Welding	The Harris Products Group	Corporate / Eliminations	Consolidated
Three months ended March 31, 2013
Net sales	$419,554	$110,491	$70,039	$36,374	$82,115	$—	$718,573
Inter-segment sales	28,985	4,279	4,384	20	2,224	(39,892)	—
Total	$448,539	$114,770	$74,423	$36,394	$84,339	$(39,892)	$718,573

EBIT (1)	$75,800	$10,707	$2,096	$(4,548)	$7,151	$(603)	$90,603
As a percent of total sales	16.9%	9.3%	2.8%	(12.5%)	8.5%		12.6%
Special items charge (gain) (2)	$860	$(6)	$197	$9,660	$—	$—	$10,711
EBIT, as adjusted (3)	$76,660	$10,701	$2,293	$5,112	$7,151	$(603)	$101,314
As a percent of total sales	17.1%	9.3%	3.1%	14.0%	8.5%		14.1%
Three months ended March 31, 2012
Net sales	$381,329	$125,803	$92,563	$39,838	$87,589	$—	$727,122
Inter-segment sales	33,542	4,451	3,817	—	2,383	(44,193)	—
Total	$414,871	$130,254	$96,380	$39,838	$89,972	$(44,193)	$727,122

EBIT (1)	$69,519	$12,811	$2,573	$2,905	$7,153	$(1,753)	$93,208
As a percent of total sales	16.8%	9.8%	2.7%	7.3%	8.0%		12.8%
Special items charge (gain)	$—	$—	$—	$—	$—	$—	$—
EBIT, as adjusted (3)	$69,519	$12,811	$2,573	$2,905	$7,153	$(1,753)	$93,208
As a percent of total sales	16.8%	9.8%	2.7%	7.3%	8.0%		12.8%

(1)	EBIT is defined as Operating income plus Equity earnings in affiliates and Other income.

(2)	Special items in the three months ended March 31, 2013 include rationalization and asset impairment charges (gains) and the impact of the devaluation of the Venezuelan currency.

(3)	The primary profit measure used by management to assess segment performance is EBIT, as adjusted. EBIT for each operating segment is adjusted for special items to derive EBIT, as adjusted.

Lincoln Electric Holdings, Inc.
Change in Net Sales by Segment
(In thousands)
(Unaudited)

Three Months Ended March 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales 2012	Volume	Acquisitions	Price	Foreign Exchange	Net Sales 2013
Operating Segments
North America Welding	$381,329	$(7,350)	$40,260	$5,276	$39	$419,554
Europe Welding	125,803	(9,007)	—	(3,976)	(2,329)	110,491
Asia Pacific Welding	92,563	(20,145)	—	(1,921)	(458)	70,039
South America Welding	39,838	(3,321)	—	1,992	(2,135)	36,374
The Harris Products Group	87,589	(3,807)	—	(459)	(1,208)	82,115
Consolidated	$727,122	$(43,630)	$40,260	$912	$(6,091)	$718,573
% Change
North America Welding		(1.9%)	10.6%	1.4%	—	10.0%
Europe Welding		(7.2%)	—	(3.2%)	(1.9%)	(12.2%)
Asia Pacific Welding		(21.8%)	—	(2.1%)	(0.5%)	(24.3%)
South America Welding		(8.3%)	—	5.0%	(5.4%)	(8.7%)
The Harris Products Group		(4.3%)	—	(0.5%)	(1.4%)	(6.2%)
Consolidated		(6.0%)	5.5%	0.1%	(0.8%)	(1.2%)